EXHIBIT 5.1




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                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

April 29, 2002

Medical Staffing Network Holdings, Inc.
901 Yamato Road, Suite 110
Boca Raton, FL  33431

Ladies and Gentlemen:

We have acted as counsel to Medical Staffing Network Holdings, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about May 1, 2002, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 2,539,975 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share, issuable under the Amended and Restated Stock Option Plan of MSN Holdings, Inc. and the MSN Holdings, Inc. 2001 Stock Incentive Plan (collectively, the "Plans").

We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement and all resolutions adopted by the Company's Board of Directors. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Company Shares to be newly issued, when duly issued, sold and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher